MASTER EQUIPMENT LEASE AGREEMENT



                            BETWEEN



                NATIONSBANC LEASING CORPORATION
                       OF NORTH CAROLINA



                              AND



                      THE CATO CORPORATION




                        January 27, 1995



                       TABLE OF CONTENTS


1.   Definitions                                               1

2.   Agreement for Lease of Equipment; Covenant of Quiet
     Enjoyment                                                 7

3.   Conditions Precedent                                      7
     (a) Initial Lease Supplement                              7
          (b)                        Subsequent Lease Supplements      8
          (c)                             Additional Requirements      8

4.   Delivery and Acceptance of Equipment                      9

5.   Basic Term; Renewal Term; Early Purchase Option; Early
     Termination Option                                        9
          (a)                                          Basic Term      9
          (b)                                        Renewal Term      9
          (c)                               Early Purchase Option      10
          (d)                            Early Termination Option      10

7.   Payments                                                 11
          (a)                                      Basic Payments      11
          (b)                               Supplemental Payments      11
          (c)                                   Method of Payment      11

8.   Net Lease                                                11

9.   Lessor's Title; Lessee's Title; Grant of Security Interest 12
          (a)                      Lessor's Title; Lessee's Title      12
          (b)                          Grant of Security Interest      12

10.  Use of Equipment; Compliance with Laws                   12

11.  Operation and Maintenance of Equipment                   13

12.  Replacement of Parts; Alterations; Modifications and
     Additions                                                13

13.  Identification; Inspection; Reports; Change of Chief
     Executive
     Office and/or Name                                       14
          (a)                                      Identification      14
          (b)                                          Inspection      14
          (c)                                             Reports      14
          (d)                    Change of Chief Executive Office      14

14.  Assignment, Sublease or Transfer; Assignment; Consolidation
     and
     Merger                                                   14
          (a)    Assignment, Sublease or Other Transfer by Lessee      14
          (b)                                Assignment By Lessor      14
          (c)  Consolidation, Merger, Conveyance, Transfer and
          Lease By
          Lessee                                              15

15.  Liens; Permitted Contests                                16

16.  Loss, Damage or Destruction                              17
          (a)                 Risk of Loss, Damage or Destruction      17
          (b)             Event of Loss with Respect to Equipment      17
          (c)    Application of Other Payments Upon Event of Loss      18
          (d)Application of Payments Not Relating to an Event of Loss  19

17.  Insurance                                                19
          (a)                                            Coverage      19
          (b)                                              Policy      20
          (c)                               Evidence of Insurance      21
          (d)                        Annual Insurance Certificate      21

18.  General Tax Indemnity                                    21

19.  General Indemnity                                        22

20.  NO WARRANTIES                                            23

21.  Lessee's Representations, Warranties and Covenants       24
          (a)                      Due Organization and Existence      24
          (b)                                 Power and Authority      24
          (c)                                   Due Authorization      24
          (d)                                      Enforceability      25
          (e)                                         No Consents      25
          (f)                                            No Liens      25
          (g)                     Perfection of Security Interest      25
          (h)                                Financial Statements      25
          (i)                                       No Litigation      25
          (j)                                   Income Tax Return      25
          (k)                                               ERISA      26
          (l)                                  Investment Company      26
          (m)                                               Taxes      26
          (n)                          No Offer to Sell or Assign      26
          (o)                                            Invoices      26
          (p)                                    Adverse Contract      26
          (q)                                   Misrepresentation      26
          (r)                                            Solvency      26
          (s)Equipment Representations, Warranties and Indemnities     26
          (t)                              Chief Executive Office      26
          (u)                                         Trade Names      26

22.  Events of Default                                        26
          (a)                                             Payment      27
          (b)                                   Certain Covenants      27
          (c)                                     Other Covenants      27
          (d)              Default under Other Documents - Lessee      27
          (e)                     Bankruptcy; Insolvency - Lessee      27
          (f)                          Misrepresentation - Lessee      28

23.  Remedies Upon Default                                    28
          (a)                                 Return of Equipment      28
          (b)      Sell, Use, Lease or Otherwise Employ Equipment      28
          (c)Excess of Termination Value over Fair Market Sales Value  28
          (d)     Excess of Termination Value over Sales Proceeds      28
          (e)                                          Rescission      29

24.  Lessor's Right to Perform for Lessee                     29

25.  Late Charges                                             29

26.  Further Assurances                                       29

27.  Transaction Costs, Fees and Expenses                     29

28.  Notices                                                  30

29.  End of Term Purchase Options                             30
          (a)   Lessee Retention/Purchase or Third Party Purchase      30
          (b)                         Lessee's Retention/Purchase      30
          (c)                                Third Party Purchase      31
          (d)                              End of Term Adjustment      31
          (e)                                    Settlement Terms      31

30.  Federal and State Tax Consequences                       33

31.  Financial Information                                    33

32.  Miscellaneous                                            33

33.  Interest Rate Calculations                               34

34.  Personal Property Taxes                                  34


Exhibit

A -  Lease Supplement and Acceptance Certificate
B -  UCC Filing Offices
C -  Trade Names
                MASTER EQUIPMENT LEASE AGREEMENT


     THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of January 27, 1995 (as supplemented, amended modified, restated or replaced from time to time the "Agreement") is between NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation (the "Lessor"), having its principal place of business at NationsBank Corporate Center, 100 North Tryon Street, NC1-007-12-01, Charlotte, North Carolina 28255-0001 and THE CATO CORPORATION, a Delaware corporation (the "Lessee"), having its principal place of business at 8100 Denmark Road, Charlotte, North Carolina 28273.

                          WITNESSETH:

     WHEREAS, Lessee has requested Lessor to purchase the Lessor
Titled Equipment (as defined hereinafter) and Lessee has purchased the Lessee Titled Equipment and, simultaneously with such acquisition, Lessee has requested Lessor to lease the Equipment to Lessee for use in its operations; and

     WHEREAS, Lessor is willing to purchase and lease the Equipment subject to the terms and conditions hereinafter set forth, and Lessee has agreed to lease the Equipment from Lessor on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

     "Acceptance Date" means, with respect to any Equipment, the Basic Payment Date on which Lessor executes the Lease Supplement applicable to such item of Equipment and Lessee unconditionally accepts such Equipment for lease hereunder, as evidenced by the execution and delivery of such Lease Supplement related to such Equipment and dated such date.

     "Acquisition Cost" means, with respect to any Equipment, an amount equal to the sum of (a) the total cost paid by Lessor (or Lessee, in its capacity as Lessor's agent) for or in connection with such Equipment (including without limitation, such amounts paid by Lessor to Lessee respecting Lessee Titled Equipment), plus (b) all excise, sales and use taxes and registration fees paid by Lessor on or with respect to the acquisition of such Equipment, less (c) the total cost paid by Lessor for or in connection with any such particular items of Equipment which have been the subject of an Event of Loss and for which an amount equal to the Termination Value for such particular items of Equipment has been paid in full to Lessor.

     "Acquisition Expiration Date" means the date set forth in the respective Lease Supplement or such other dates as determined by Lessor in connection with any other Equipment.

     "Affiliate" means a Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, Lessee, the Guarantor or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

     "Appraisal Procedure" means the following procedure for determining the Fair Market Sales Value of any property or any other amount which may, pursuant to any provision of any Transaction Document, be determined by such procedure: if either party to this Agreement shall have given written notice to the other party requesting determination of such value by the Appraisal Procedure, the parties shall consult for the purpose of appointing a qualified independent appraiser by mutual agreement. If no such appraiser is so appointed within fifteen (15) days after such notice is given, each party shall appoint a qualified independent appraiser within twenty (20) days of the giving of such notice. If one (1) party, but not the other, appoints an appraiser pursuant to the preceding sentence, then the appropriately appointed appraiser shall conduct the appraisal. Any appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such value within thirty (30) days after his or their appointment. If the parties shall have appointed a single appraiser, his determination of values shall be final. If two (2) appraisers shall be appointed, the values determined shall be averaged. The parties shall share equally the costs and expenses of the appraiser or the appraisers, as the case may be.

     "Assignee" means any Person to whom Lessor or any assignee has made any assignment, sale or transfer referred to in Section
14(b) hereof.

     "Bank" shall mean NationsBank, N.A. (Carolinas), its successors or assigns.

     "Basic Payment" means the amounts payable for the Equipment during the Term pursuant to Section 7(a) hereof.

     "Basic Payment Date" means, with respect to any Equipment, each of the dates set forth on the appropriate Lease Supplement with respect to such Equipment.

     "Basic Payment Factor" means, with respect to any Equipment, the Basic Payment Factor set forth on each Lease Supplement with respect to such Equipment.

     "Basic Payment Period" means, with respect to any Equipment, each period from the date immediately succeeding a Basic Payment Date to the next occurring Basic Payment Date, except that the initial Basic Payment Period under each Lease Supplement shall also include the date of execution of such Lease Supplement.

     "Basic Term" means with respect to any Equipment, the period set forth in the applicable Lease Supplement with respect to such Equipment.

     "Business Day" means any day on which Lessor is open for the transaction of business with the public of the nature required by the Transaction Documents.

     "Casualty Loss Value Date" means the last day of each Basic
Payment Period.

     "Code" means the Internal Revenue Code of 1986, as supplemented, amended, modified, restated or replaced from time to time, and all rules and regulations promulgated thereunder.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Lessee in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of Lessee and its Consolidated Subsidiaries, less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve (12) months after the acquisition of such business) in the book value of any assets owned by Lessee or a Consolidated Subsidiary and (b) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

     "Default" means any event which with the giving of notice or the passage of time or both would result in an Event of Default.

     "Early Termination Date" means the last day of the Basic
Term or the last day of the Renewal Term, if any, on which Lessee exercises its early termination option under Section 5(d) hereof.

     "Equipment" means all items of the equipment described in Annex A to the various Lease Supplements executed by Lessor and Lessee in connection with this Agreement, together with any Parts (including without limitation replacement Parts) which may from time to time be incorporated in such equipment or other property and title to which shall have vested in Lessor (including without limitation all Lessor Titled Equipment and Lessee Titled Equipment).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as supplemented, amended, modified, restated or replaced from time to time, and all rules and regulations promulgated thereunder.

     "Event of Default" shall have the meaning given to such term in Section 22 hereof.

     "Event of Loss" means, with respect to any Equipment, any of the following events: (a) loss of any Equipment or of the use thereof due to theft or disappearance during the Term, or the non-existence of any Equipment at the expiration or termination of the Term prior to its expiration, (b) destruction, damage beyond repair, or rendition of any Equipment permanently or temporarily for longer than a commercially reasonable period of time, unfit for normal use for any reason whatsoever, (c) any damage to any Equipment which results in an insurance settlement with respect to such Equipment on the basis of a total loss, or (d) the condemnation, confiscation, seizure, or requisition of use or title to any Equipment by any governmental authority under the power of eminent domain or otherwise.

     "Expiration Date" means, with respect to any Equipment, the last day of the Term, unless this Agreement is sooner terminated pursuant to the provisions hereof.

     "Fair Market Sales Value" means, with respect to any Equipment, the value which would obtain in an arm's length transaction between an informed and willing buyer (other than a lessee currently in possession or a used equipment dealer) and an informed and willing seller under no compulsion, respectively, to buy or sell. If the parties are unable to agree on the Fair Market Sales Value within thirty (30) days of Lessor's giving of notice as specified in Section 23(c) hereof, such Fair Market Sales Value shall be determined by the Appraisal Procedure.

     "Improvement" shall have the meaning given to such term in
Section 12 hereof.

     "Indemnified Party" shall have the meaning given to such term in Section 18 hereof.

     "Lease Supplement" means a Lease Supplement and Acceptance Certificate substantially in the form of Exhibit A hereto, to be executed by Lessor and Lessee for each item of the Equipment accepted under the terms of this Agreement on each Acceptance Date, in accordance with the provisions of Section 4 hereof.

     "Lessee Titled Equipment" means the Equipment accepted by Lessee for lease pursuant to Lease Supplement and Acceptance
Certificate No. 1, titled solely in Lessee's name and subject to the terms and conditions of this Agreement.

     "Lessor Titled Equipment" means the Equipment accepted by Lessee for lease subsequent to Lease Supplement and Acceptance Certificate No. 1, titled solely in Lessor's name (or in the name of Lessor's agent on behalf of Lessor) and subject to the terms and conditions of this Agreement.

     "Lien" means any interest in property securing any obligation owed to, or claimed by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, without limitation, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "Loan Agreement" shall have the meaning set forth in Section
22(d) hereof.

     "Maximum Cost" means, with respect to any Equipment, an amount specified by Lessee for such Equipment and approved by Lessor and set forth in the Lease Supplement.

     "Maximum Lessee Risk Amount" means, with respect to any Equipment, the percentage set forth in Annex C of each Lease Supplement applicable to such particular Equipment under the heading Maximum Lessee Risk Amount Percentage multiplied by the Acquisition Cost of such Equipment.

     "Maximum Lessor Risk Amount" means, with respect to any Equipment, the percentage set forth in Annex C of each Lease Supplement applicable to such particular Equipment under the heading Maximum Lessor Risk Amount Percentage multiplied by the Acquisition Cost of such Equipment.

     "Net Proceeds of Sale" means the net amount received by Lessor from a third party purchaser of all (but not less than all) the Equipment described on a particular Lease Supplement pursuant to a sale of all (but not less than all) such Equipment under Section 29 hereof.

     "Option Election Notice Date" means the date occurring ninety (90) days prior to the final day of the Basic Term or the final Renewal Term, if any.

     "Overall Transaction" means all of those transactions referred to in, provided for in, or contemplated by, this Agreement, including, without limitation, the financing, operation and management of the Equipment.

     "Overdue Rate" means the lesser of the maximum rate permitted by applicable law and a per annum interest rate equal to the Prime Rate plus two percent (2%).

     "Parts" means all appliances, parts, instruments, appurtenances, accessories and miscellaneous property of whatever nature that may from time to time be incorporated or installed in or attached to or otherwise part of the Equipment.

     "Payments" means, collectively, Basic Payments and Supplemental Payments.

     "Permitted Contest" means any contest by Lessee with respect to any Permitted Lien or any Taxes or Other Impositions incurred with respect to which Lessee has provided a legal opinion from outside counsel to Lessor stating in substance that the position adopted by Lessee in its contest has merit and has a reasonable likelihood of success, and so long as Lessee shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which do not result in (a) the collection of, or other realization upon, the Permitted Lien or any Taxes or Other Impositions so contested, (b) the sale, forfeiture or loss of any item of Equipment, any Part, the Payments or any portion thereof, or under any document, instrument, agreement or contract entered into in relation hereto or otherwise in relation to the Equipment, (c) any interference with the use of any item of Equipment or any Part thereof, or (d) any interference with the payment of the Payments or any portion thereof.

     "Permitted Lien" means a Lien permitted by the provisions of
Section 15 hereof.

     "Permitted Sublease" means a sublease (a) to which Lessor has given its prior written consent (which consent shall not be unreasonably withheld), (b) the sublessee with respect to which shall be organized under the laws of the United States or any state thereof and shall have its principal place of business in the United States, (c) the term of which shall in no event exceed the then remaining portion of the Term, (d) immediately prior to the commencement of the term of which, and after giving effect to which, there shall exist no Default or Event of Default and (e) which shall contain unconditional payment provisions and provisions relating to insurance, maintenance, operation in accordance with applicable laws and insurance requirements, possession, delivery and return conditions (insofar as the general condition of the Equipment is concerned), events of default, remedies and Permitted Liens on the Equipment which provide for benefits and protections to Lessee, as lessor, which are substantially similar to the benefits and protections provided to Lessor by such provisions of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

     "Prime Rate" means the per annum rate of interest established from time to time by the Bank at its principal office as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Bank. The Prime Rate is a reference rate used by the Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "Renewal Term" shall have the meaning given to such term in
Section 5(b) hereof.

     "Replacement" shall have the meaning given to such term in
Section 12 hereof.

     "Replacement Item" means any item of equipment conveyed to Lessor pursuant to Section 16(b) hereof in replacement of any item of Equipment.

     "Required Alteration" shall have the meaning given to such term in Section 12 hereof.

     "Sales Expenses" means (a) all property, excise, sales and use taxes and other taxes (as such may be applicable to the sale or transfer of the Equipment), (b) all fees, costs and expenses of such sale or transfer of the Equipment (including, without limitation, registration fees and fees, costs and expenses of attorneys or those associated with transportation, storage, security or insurance) incurred by Lessor and (c) any and all other amounts incurred in connection with such sale or transfer of the Equipment for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on the Equipment, or any Part.

     "Seller" means each seller executing a Warranty Bill of Sale in favor of Lessor with respect to any Equipment.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

            (i) the fair value of its assets is in excess of the total amount of its liabilities, including without limitation, contingent liabilities and obligations which would be required to be reflected as a liability on its financial statements (including any footnotes thereto) in accordance with generally accepted accounting principles; and

           (ii) it is then able and expects to be able to pay its debts as they mature; and

          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Subsidiary" of any Person means any corporation of which more than fifty percent (50%) of the voting rights of the outstanding capital stock at the time of determination is owned directly or indirectly by such Person or one of the Subsidiaries of such Person.

     "Supplemental Payments" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including, without limitation, payments of Termination Value, interim rental payments and indemnities, but excluding Basic Payments.

     "Taxes or Other Impositions" shall have the meaning given to such term in Section 18 hereof.

     "Term" shall mean the Basic Term and any Renewal Term(s).

     "Termination Value" means, with respect to any Equipment, an amount determined by multiplying the Acquisition Cost of such Equipment by the Termination Value Percentage for such Equipment as of the Expiration Date; provided, however, to the extent the Expiration Date is not a Basic Payment Date, the Termination Value Percentage shall be determined as of the immediately preceding Basic Payment Date.

     "Termination Value Percentage" means each termination value percentage identified on Annex B to each Lease Supplement for the applicable Basic Payment Date.

     "Third Party Purchaser" means a third party purchaser of the Equipment which is selected by Lessee, is reasonably acceptable to Lessor, is financially capable of purchasing the Equipment and is not an Affiliate or a Subsidiary of Lessee.

     "Transaction Costs" means all the costs, fees and expenses referenced in Section 27 hereof.

     "Transaction Documents" means this Agreement, each Lease
Supplement, each Warranty Bill of Sale and the Uniform Commercial
Code financing statements (and with respect to each of the foregoing, all supplements, amendments and modifications thereto) whether heretofore, now or hereafter executed.

     "Warranty Bill of Sale" means each warranty bill of sale, in form and substance satisfactory to Lessor, referring to various items of the Equipment duly executed by a Seller thereof in favor of Lessor and dated as of the Acceptance Date for such Equipment.

     The words "this Agreement", "herein", "hereunder", "hereof", or other like words mean and include this Agreement and the Lease
Supplements and any amendments and supplements hereto or thereto.

     SECTION 2. Agreement for Lease of Equipment; Covenant of Quiet Enjoyment. Subject to, and upon all of the terms and conditions of this Agreement, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, each item of the Equipment from and including the Acceptance Date therefor for the duration of the Term. Provided that no Event of Default has occurred and is continuing, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of the Equipment during the Term.

     SECTION 3.  Conditions Precedent.

          (a) Initial Lease Supplement. The obligations of Lessor to purchase, or to cause its agent to purchase, the Equipment specified on the Lease Supplement dated as of the date hereof, to reimburse Lessee with respect to any Lessee Titled Equipment and to lease the Equipment to Lessee and enter into the Overall Transaction are subject to the delivery to Lessor on or prior to the date hereof of the following documents each in form and substance satisfactory to Lessor:

            (i) an officer's certificate from Lessee: (A) certifying Lessee's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the Overall Transaction and Lessee's execution, delivery and performance of this Agreement; (B) containing an incumbency certification of Lessee with the name(s), title(s) and specimen signature(s) of the person or persons authorized on behalf of Lessee to execute this Agreement; (C) stating that no material adverse change has occurred in the condition of Lessee (financial or otherwise) since July 30, 1994 which would impair the ability of Lessee to pay and perform its obligations under this Agreement; and (D) stating that no Default or Event of Default shall have occurred and be continuing as of such date;

           (ii)     a written opinion of counsel for Lessee;

          (iii) a certificate of insurance evidencing the coverages required under Section 17 hereof with respect to the Equipment referenced in the Lease Supplement dated as of the date hereof;

           (iv)     the Lease Supplement, duly executed by
     Lessee, and dated as of the date hereof with respect to the Equipment accepted by Lessee and subjected to the terms of this Agreement as of the date hereof;

            (v) Uniform Commercial Code filings as deemed appropriate by Lessor's counsel duly executed by Lessee;

           (vi)     (intentionally omitted);

          (vii) good standing certificates from the Secretary of State of Lessee's state of incorporation, the state of Lessee's principal place of business and the state(s) where the Equipment shall be used as set forth in the applicable Lease Supplement;

          (viii)    (intentionally omitted);

           (ix) UCC-11 lien search results and all releases of liens as required by Lessor;

            (x) tax lien searches against Lessee and all releases of such liens as required by Lessor;

           (xi) judgment lien searches against Lessee and all releases of such liens as required by Lessor; and

          (xii)     a closing fee of one-half of one percent
     (.5%) of Acquisition Cost.

          (b) Subsequent Lease Supplements. The obligations of Lessor to purchase Equipment on the respective Acceptance Date(s) therefor after the date hereof and to enter into the Lease Supplement with respect thereto is subject to the delivery to Lessor on such Acceptance Date of the following documents each in form and substance satisfactory to Lessor:

            (i) the Lease Supplement, duly executed by Lessee and dated such Acceptance Date with respect to the Equipment accepted by Lessee and subjected to the terms of this Agreement on such Acceptance Date;

           (ii) Uniform Commercial Code filings as deemed appropriate by Lessor's counsel duly executed by Lessee;

          (iii) a Warranty Bill of Sale specifically referring to each item of the Equipment accepted by Lessee and subjected to the terms of this Agreement on such date, duly executed by the Seller thereof in favor of Lessor, or its agent, and dated such Acceptance Date or such other date as is acceptable to Lessor;

           (iv)     a written opinion of counsel for Lessee;

            (v) certificates dated as of such Acceptance Date from officers of Lessee stating that there has been no material adverse change in the business, conditions or operations (financial or otherwise) of Lessee and its respective Consolidated Subsidiaries from that reflected in the financial statements referenced in Sections 3(a)(i) and
     (ii), that no Default or Event of Default shall have occurred and be continuing from the date of the Agreement to the respective Acceptance Date and that the representations and warranties of Lessee in the Agreement are true and correct as of such date;

           (vi) a certificate of insurance evidencing the coverages required under Section 17 hereof with respect to the Equipment referenced in the Lease Supplement dated as of such Acceptance Date;

          (vii)     (intentionally omitted);

          (viii) UCC-11 lien search results and all releases of liens as required by Lessor;

           (ix) tax lien searches against Lessee and all releases of such liens as required by Lessor;

            (x) judgment lien searches against Lessee and all releases of such liens as required by Lessor; and

           (xi)     a closing fee of one-half of one percent
     (.5%) of Acquisition Cost.

          (c)  Additional Requirements.  The obligations of
Lessor to purchase the items of Equipment on the respective
Acceptance Dates therefor and to enter into the respective Lease
Supplement are also subject to:

            (i) the absence on the Acceptance Date of any Liens on the Equipment, other than any Permitted Lien of the type specified in Sections 15(a) or (b) hereof;

           (ii)     the aggregate Acquisition Cost of all
     Equipment will not exceed the Maximum Cost;

          (iii) the Acceptance Date shall be a date between and inclusive of the date hereof and the Acquisition
     Expiration Date;

           (iv) Lessee shall have paid all fees and expenses due and owing with respect to the Overall Transaction;

            (v) in its sole discretion, Lessor shall have agreed in writing to purchase items of Equipment in excess of the original commitment of $25,000,000 or after the Expiration Date and Lessor shall have obtained all internal approvals as Lessor shall have deemed necessary and/or appropriate; and

           (vi)     Lessor shall have received such other
     documents, appraisals, certificates, financing statements and other items, in form and substance satisfactory to Lessor, as Lessor may require.

     SECTION 4. Delivery and Acceptance of Equipment. Lessor shall not be liable to Lessee for any failure or delay in obtaining the Equipment or making delivery thereof. Lessor hereby appoints Lessee as Lessor's agent for the sole and limited purpose of acquiring and accepting delivery of each item of the Lessor Titled Equipment and paying for the same. By the Acceptance Date for any item of the Equipment (including without limitation Lessor Titled Equipment and Lessee Titled Equipment), Lessee shall have promptly inspected each item of Equipment, and unless Lessee gives Lessor prompt written notice of any defect in or other proper objection to any item of such Equipment, Lessee shall promptly upon completion of such inspection execute and deliver to Lessor the Lease Supplement, dated the Acceptance Date. Lessee (in its capacity as agent for Lessor respecting Lessor Titled Equipment and in its individual capacity respecting Lessee Titled Equipment) shall also pay to the Seller the Acquisition Cost of the Seller's Equipment referenced in the applicable Lease Supplement if all of the conditions precedent specified in Section 3 hereof have been fulfilled to Lessor's satisfaction. The execution of the Lease Supplement by Lessee and Lessor shall evidence that each item of Equipment has been accepted under this Agreement, upon and subject to all of the terms, conditions and provisions hereof and shall constitute Lessee's unconditional and irrevocable acceptance of the Equipment for all purposes under this Agreement. Lessee's execution of the Lease Supplement shall constitute Lessee's acknowledgement and agreement that, as between Lessor and Lessee, each item of Equipment has been inspected to Lessee's satisfaction, is in good operating order, repair and condition, is of a size, design, capacity and manufacture selected by Lessee, that each item of Equipment is duly certified or licensed by any governmental entity which is charged with issuing such certificates or licenses, that Lessee is satisfied that each item of Equipment is suitable for its purpose, that Lessor has made no warranty, expressed or implied, with respect to any item of Equipment and that Lessee has unconditionally accepted each item of Equipment under this Agreement.

     SECTION 5.  Basic Term; Renewal Term; Early Purchase Option;
Early Termination Option.

          (a) Basic Term. The Basic Term for each item of Equipment shall commence on the Acceptance Date set forth in the applicable Lease Supplement, and, unless sooner terminated or extended for the initial Renewal Term (in either case in accordance with the provisions of this Agreement), shall terminate on the date occurring one year from the Acceptance Date.

          (b) Renewal Term. So long as such renewal shall not be prohibited by any applicable law or governmental regulation, Lessee may (at its option) at the expiration of the Basic Term, renew the lease of all but not less than all of the Equipment subject to a particular Lease Supplement for not more than six
(6) renewal terms, each of one (1) year duration (each such term, a "Renewal Term"). Such option to renew shall be exercised by Lessee giving notice of renewal to Lessor (which notice shall be irrevocable) at least 90 days (but not more than 180 days) prior to the expiration of the Basic Term and each of the first five
(5) Renewal Terms, if any. If Lessee fails to give such a notice within the permitted time period, Lessee shall be deemed to have requested a Renewal Term extension. All of the provisions of this Agreement shall be applicable during each Renewal Term, Anything in this Section 5(b) to the contrary notwithstanding, unless Lessor otherwise consents in writing, this Agreement may not be renewed for any Renewal Term if a Default or an Event of Default shall have occurred and be continuing on the day preceding the first day of such Renewal Term.

          (c) Early Purchase Option. So long as no Default or Event of Default shall have occurred and be continuing, Lessee may (at its option) at the expiration of the Basic Term or any Renewal Term, retain all (but not less than all) of the Lessee Titled Equipment and purchase all (but not less than all) of the Lessor Titled Equipment for the aggregate Termination Value on that date as set forth in Annex B to each Lease Supplement, plus
(i) all Basic Payments then due and owing and (ii) all Supplemental Payments then due and owing or accrued. Such option to retain and purchase shall be exercised by Lessee giving notice to Lessor (which notice shall be irrevocable) at least 90 days (but not more than 180 days) prior to the expiration of the Basic Term or any Renewal Term. If Lessee fails to give such a notice within the permitted time period, Lessee shall be deemed to have requested a Renewal Term extension as set forth in Section 5(b) hereof.

          (d) Early Termination Option. To the extent no Default or Event of Default shall have occurred and be continuing, and upon a reasonable determination by the board of directors of Lessee that the Equipment subject to a particular Lease Supplement is obsolete or surplus for the purposes of Lessee, Lessee may terminate this Agreement on any Early Termination Date upon ninety (90) days' prior written notice to Lessor. Lessee may exercise such early termination option to the extent the following conditions are met: (i) Lessee arranges for the sale of all but not less than all of the Equipment to a Third Party Purchaser which is financially capable of purchasing the Equipment; (ii) on the Early Termination Date, such Third Party Purchaser pays Lessor the previously agreed purchase amount in good, immediately available funds; (iii) in the event that such purchase amount is less than the Termination Value determined as of the Basic Payment Date immediately preceding the Early Termination Date, Lessee shall pay Lessor the difference between such purchase amount and such Termination Value; (iv) on the Early Termination Date, Lessee shall pay all Basic Payments then due and owing and all Supplemental Payments then due and owing or accrued; (v) Lessee on a timely basis shall pay, or cause to be paid, all Sales Expenses associated with such sale of the Equipment; and (vi) Lessee shall deliver such Equipment to the Third Party Purchaser in accordance with the provisions of
Section 6 hereof as if such Third Party Purchaser were the Lessor; provided, further, that if the purchase amount paid by the Third Party Purchaser (as referenced in Section 5(d)(ii) hereof is in excess of the Termination Value referenced in
Section 5(d)(iii) hereof, Lessor may retain any such excess to the extent, but only to the extent, Lessor has not been paid in full all amounts owed to Lessor under this Section 5(d) and after confirming receipt of all such amounts, Lessor shall promptly return to Lessee the remainder, if any, of such excess. Upon receipt of all funds then due and owing to Lessor hereunder, Lessor shall sell the Lessor Titled Equipment to such Third Party Purchaser on an "as-is, where-is" basis and deliver a bill of sale and all other documentation reasonably necessary to transfer to such Third Party Purchaser all of Lessor's right, title and interest in and to the Lessor Titled Equipment and Lessee shall transfer the Lessee Titled Equipment to such Third Party Purchaser pursuant to a bill of sale and other documentation reasonably satisfactory to Lessor reflecting a transfer of title regarding the Lessee Titled Equipment consistent with the obligations of Lessee hereunder to keep the Equipment free and clear of Liens.

     SECTION 6.  End of Term Delivery of Equipment.

     If this Agreement shall be in full force and effect and Lessee shall not have elected to purchase the Lessor Titled Equipment and retain the Lessee Titled Equipment in accordance with Section 5(c) or with Section 29 hereof, then on the Expiration Date Lessee shall deliver, at Lessee's expense, all requested Equipment to Lessor (or to a third party to which the Equipment shall be sold pursuant to Sections 5(d) or 29) to a location or locations within the continental United States as specified in writing by Lessor or such third party. The terms of this Section 6 shall apply to Lessee's delivery of the Equipment. At the time of such return to Lessor or delivery to the third party, each item of Equipment (and each part or component thereof) shall (i) be in good operating order, and in the repair and condition as when originally delivered to Lessee, ordinary wear and tear from proper use thereof excepted, and refurbished where necessary, (ii) be capable of being immediately operated by a third party purchaser or third party lessee without further inspection, repair, replacement, alteration or improvement, (iii) be in accordance and compliance with any and all statutes, laws, ordinances, rules and regulations of any federal, state or local governmental body, agency or authority applicable to the use and operation of such item of Equipment, and (iv) be free and clear of all Liens, other than those granted or placed thereon by Lessor.

     SECTION 7.  Payments.

          (a) Basic Payments. Lessee hereby agrees to pay Lessor Basic Payments for the Equipment from and including the Acceptance Date for each item of Equipment and throughout the Term, in consecutive quarterly installments, with each installment in an amount equal to the Basic Payment Factor set forth on the Lease Supplement applicable to such items of Equipment hereto multiplied by the Acquisition Cost thereof.

          (b) Supplemental Payments. Lessee agrees to pay Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Payments.

          (c) Method of Payment. If the date that any Payment is due is other than a Business Day, the Payment otherwise payable on such date shall be payable on the next succeeding Business Day. All Basic Payments and Supplemental Payments required to be made by Lessee to Lessor hereunder shall be made in immediately available funds and in United States dollars. In the event of any assignment to an Assignee pursuant to Section 14(b) hereof, all payments which are assigned to such Assignee, whether Basic Payments, Supplemental Payments or otherwise, shall be paid in the same manner specified herein for payments to Lessor at such address as shall be designated by such Assignee. Time is of the essence in connection with the payment of Basic Payments and Supplemental Payments.

     SECTION 8. Net Lease. This Agreement is a net lease and Lessee acknowledges and agrees that Lessee's obligations hereunder, including, without limitation, its obligations to pay all Payments payable hereunder, shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any Assignee, or the manufacturer of any item of the Equipment, any Part or unit or component of the Equipment, or any other Person for any reason whatsoever. Except to the extent expressly provided herein, and without in any manner limiting the generality of the foregoing sentence, the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation: (a) any defect in any item of the Equipment, any Part or unit or component of the Equipment, or the condition, design, operation or fitness for use thereof; (b) any damage to, or any loss, abandonment, salvage, scrapping or destruction of, any item of the Equipment, any Part or unit or component of the Equipment; (c) any Liens or rights of others with respect to any item of the Equipment, any Part or unit or component of the Equipment; (d) any prohibition or interruption of or other restriction against Lessee's use, operation or possession of any item of the Equipment, any Part or unit or component of the Equipment, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity;
(e) any failure by Lessor to perform any of its obligations herein contained; (f) any other indebtedness or liability, howsoever and whenever arising, of Lessor or of any Assignee or of Lessee to any other Person; (g) any insolvency, bankruptcy or similar proceedings by or against Lessor, any Assignee, any guarantor of Lessee's obligations or Lessee; or (h) any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that the Basic Payments and Supplemental Payments payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

     SECTION 9.  Lessor's Title; Lessee's Title; Grant of
Security Interest.

          (a) Lessor's Title; Lessee's Title. Title to each item of Lessee Titled Equipment shall at all times remain in Lessee and title to each item of Lessor Titled Equipment shall at all times remain in Lessor. At no time during the Term for any Equipment shall title become vested in any other party; provided, notwithstanding the foregoing, Lessor shall be entitled to exercise its rights under Section 35 hereof.

          (b) Grant of Security Interest. This Agreement is a lease intended as security. To secure the prompt payment and performance when due of each and every obligation of Lessee from time to time due and owing to Lessor under this Agreement or under any of the other Transaction Documents, Lessee hereby grants to Lessor a lien and security interest in and a right to set-off against (and acknowledges and agrees that Lessor has and shall continue to have a continuing lien and security interest in and a right of set-off against) any and all right, title and interest of Lessee in, to and under the following: (i) this Agreement and each and every other Transaction Document and each of Lessee's right, title and interest hereunder and thereunder, whether such right, title or interest is now existing or hereafter arising; (ii) each and every item of equipment, fixtures and other personal property located at the sites set forth in Annex A to the respective Lease Supplements executed in connection with this Agreement from time to time (including without limitation all of the Lessee Titled Equipment and the Lessor Titled Equipment), together with all accessories, equipment, parts and appurtenances pertaining or attached thereto, whether now owned or hereafter acquired, and all substitutions and renewals of any type or kind and additions, improvements, accessions and accumulations to any and all of the foregoing; and (iii) any and all proceeds of any kind or type with respect to any of the items referenced in this Section 9(b), including without limitation insurance proceeds.

     SECTION 10. Use of Equipment; Compliance with Laws. Lessee agrees that each item of Equipment will be used and operated only
(a) for purposes or operations in the ordinary course of its business and at the location(s) set forth in the applicable Lease Supplement and (b) in the manner set forth in, and in accordance with, the terms, conditions and provisions of the insurance policy or policies providing the coverages specified in Section 17 hereof. In no event shall Lessee use or operate any item of Equipment, or knowingly permit any item of Equipment to be used or operated, for any purpose for which such item of Equipment is not designed or reasonably suitable, or in any fashion that may reasonably subject such item of Equipment to any Liens, other than Permitted Liens, or in any area excluded from coverage by any such insurance policy or policies. Lessee further agrees that each item of Equipment will be used and operated in the conduct of Lessee's business and in compliance with all statutes, law, ordinances, rules and regulations of any federal, state, local or foreign government or governmental authority having jurisdiction with respect to the use, operation, maintenance, condition and occupancy of any item of Equipment (including, without limitation, all zoning, environmental protection, pollution, sanitary and safety laws). Lessee will not load, use, operate, or store any item of Equipment, or knowingly permit the loading, using, operating or storing of any item of Equipment, in a negligent manner or otherwise in violation of this Agreement or so as to void any of the insurance coverages specified in Section 17 hereof respecting any item of Equipment. Lessee shall procure and maintain in effect all licenses, certificates, permits, approvals and consents required by federal, state, local or foreign laws or by any governmental body, agency or authority, in connection with the delivery, use, operation, maintenance, condition and occupancy of each item of Equipment. The Equipment will at all times be and remain in the control of Lessee except as Lessee's relinquishment of control of an item of Equipment is specifically permitted by this Agreement and except while an item of Equipment is undergoing maintenance. To the extent that any applicable law requires the licensing or certification of an operator of any item of the Equipment, each such operator shall be duly licensed and currently certificated and qualified to operate such item of Equipment and authorized by the terms of (in accordance with the provisions and requirements of) the insurance policy or policies providing the coverages specified in Section 17 hereof.

     SECTION 11. Operation and Maintenance of Equipment. Lessee agrees, at its own cost and expense, to keep, repair, maintain and preserve the Equipment in good order and operating condition, and in compliance with such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each item of Equipment, and in compliance with the maintenance and repair standards of Lessee for similar equipment and with prudent industry standards and with all requirements of law applicable to the maintenance and condition of the Equipment. Lessee shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Lessor.

     SECTION 12. Replacement of Parts; Alterations; Modifications and Additions. In case any part, component or unit of the Equipment is required to be altered or modified, or any equipment or appliance is required to be altered, added, replaced or modified on any item of Equipment or in either case in order to comply with the laws, regulations, requirements or rules ("Required Alteration") pursuant to Sections 10 or 11 hereof, Lessee agrees to make such Required Alteration at its own expense. Such Required Alteration shall immediately be and become the property of Lessor hereunder and subject to the terms of this Agreement. Lessee agrees that, within thirty (30) days after the close of any calendar quarter in which Lessee has made any material Required Alteration, Lessee will give written notice thereof to Lessor describing, in reasonable detail, the Required Alteration and specifying the cost thereof and the date or dates when made. All parts, equipment and appliances incorporated or installed in or attached to any item of Equipment in connection with servicing, repairing, maintaining and overhauling any item of Equipment pursuant to the requirements of Sections 10 or 11 hereof ("Replacement") shall be considered accessions to such item of Equipment and shall immediately, without further act, be and become the property of Lessor and part of the Equipment. Lessee may, without the prior written consent of Lessor, affix or install any accessory, equipment or device on the Equipment or make any improvement or addition thereto other than a Required Alteration or Replacement ("Improvement"); provided that, (a) a nonremovable Improvement may only be made to the Equipment if such Improvement does not reduce the value of the Equipment and
(b) any other Improvement may only be made to the Equipment if such Improvement is readily removable without causing damage to the Equipment or impairing the value, utility or condition the Equipment would have had if such Improvement had not been so affixed or installed. Improvements shall be considered accessions to the Equipment and shall immediately without further act, be and become the property of Lessor and part of the Equipment. At the time title to any replacement Part, equipment or appliance has become vested in Lessor pursuant to the provisions of this Section 12, title to the part, equipment or appliance replaced thereby shall thereupon vest in Lessee in its individual capacity.

     SECTION 13.  Identification; Inspection; Reports; Change of
Chief Executive Office and/or Name.

          (a) Identification. If requested by Lessor, Lessee shall, promptly after each Acceptance Date, mark each item of the Equipment accepted under this Agreement on such date so as to identify that such item is owned by Lessor.

          (b) Inspection. Lessor shall have the right on any Business Day during normal business hours and upon reasonable notice to Lessee to inspect (i) the Equipment (wherever located) and (ii) Lessee's records with respect thereto; provided, however, Lessor will conduct no such inspection which in Lessor's reasonable judgment is likely to disrupt Lessee's business operations. Upon receipt of Lessor's notice requesting to inspect certain Equipment, Lessee shall promptly notify Lessor of the location of the Equipment and shall make all necessary arrangements to facilitate the inspection.

          (c) Reports. Upon Lessor's written request, Lessee shall furnish Lessor with an accurate statement showing the then current location of each item of the Equipment.

          (d) Change of Chief Executive Office and/or Name. Lessee shall give Lessor written notice on or prior to the date as of which Lessee shall change (i) its chief executive office from the address referenced therefor in this Agreement and/or
(ii) its name. Lessee shall stipulate the new address and/or its new name in such notice.

     SECTION 14.  Assignment, Sublease or Transfer; Assignment;
Consolidation and Merger.

          (a) Assignment, Sublease or Other Transfer by Lessee. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL BE GIVEN OR WITHHELD IN LESSOR'S SOLE DISCRETION), ASSIGN, SUBLEASE OR OTHERWISE TRANSFER ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO ANY OF THE EQUIPMENT, HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS AND ANY ATTEMPTED ASSIGNMENT, SUBLEASE OR OTHER TRANSFER BY LESSEE WITHOUT SUCH LESSOR CONSENT SHALL BE NULL AND VOID.

     With respect to any sublease for which Lessor provides its written consent, such sublease must be a Permitted Sublease, no such sublease by Lessee will reduce any of the obligations of Lessee hereunder or the rights of Lessor hereunder, and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety. Lessee shall furnish to Lessor not later than the effective date of such sublease (i) new insurance certificates from Lessee's insurance broker, in form and substance satisfactory to Lessor, indicating compliance with the insurance provisions of this Agreement and
(ii) an officer's certificate from Lessee naming the sublessee and specifying the address for the sublessee's chief executive office. Lessee shall, and shall cause such sublessee to, execute and deliver such instruments to the appropriate Person for filing and to deliver copies of the same to Lessor (including sublease agreements and Uniform Commercial Code financing statements) as may be requested by Lessor in connection with any such sublease.

          (b) Assignment By Lessor. Lessor may at any time (i) assign, sell or transfer, in whole or in part, Lessor's right, title and interest in, to and under this Agreement and any Lease Supplement, including, without limitation, the right to receive any or all Payments payable under this Agreement and under any Lease Supplement with respect to the Equipment and (ii) sell or transfer all of Lessor's right, title and interest in and to the Equipment. Any such assignee, purchaser or transferee of Lessor's rights (an "Assignee") shall have all of Lessor's right, title and interest hereunder to the extent that the same relate to the interest of the Assignee covered by the assignment, including, without limitation, the right to receive such Assignee's portion of the Basic Payments payable for the Equipment sold or transferred for all Basic Payment Periods commencing on or after the date of such assignment, the right to receive such Assignee's portion of the Supplemental Payments which are payable as a result of acts or events which occur on or after the date of such assignment and the right to enforce, either in such Assignee's name or in Lessor's name, but without cost or expense to Lessor, all of Lessor's rights hereunder assigned to such Assignee. Any Assignee may re-assign all or a portion of its right, title and interest received in accordance with the terms hereof. Any such assignment shall be subject to Lessee's rights hereunder so long as no Event of Default has occurred and is continuing hereunder; provided, however, Lessee shall be deemed to have released Lessor from any liability under this Agreement arising after the effective date of the assignment and shall thereafter look solely to the Assignee for obligations hereunder arising after such effective date. Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from Lessor. Upon written notice from Lessor to Lessee of such assignment, Lessee agrees to pay the Basic Payments and Supplemental Payments to the Assignee in accordance with the terms of this Agreement supplemented by the instructions specified in such notice, to give all notices which are required or permitted to be given by Lessee to Lessor hereunder to the Person(s) specified to receive the same in such notice of assignment and to otherwise comply with all reasonable notices, directions and demands which may be given by such Assignee in accordance with the provisions of this Agreement. Lessee agrees to deliver to any Assignee an acknowledgement of the assignment together with an opinion of Lessee's counsel regarding the validity and enforceability of this Agreement and each Lease Supplement against Lessee, an incumbency certificate of Lessee and such authorizing resolutions as such Assignee may reasonably request; provided, however, all out-of-pocket fees and expenses incurred by Lessee in connection with the production or delivery of the foregoing documents referenced previously in this sentence shall be for the account of Lessor or such Assignee, as agreed to by such parties.

     Lessor may also transfer all, but not less than all, of Lessor's right, title and interest in, to and under the other Transaction Documents to the Assignee and after the effective date of such transfer, the Assignee shall have all of Lessor's right, title and interest under such other Transaction Documents.

          (c) Consolidation, Merger, Conveyance, Transfer and Lease By Lessee. Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its stock or assets as an entirety or in one or more parcels to any Person or Persons unless:

            (i) Lessee is the surviving entity of any such consolidation or merger and the requirements of Sections
     14(c)(ii)(B)-(D) are satisfied; or

           (ii)     (A) the corporation formed by such
     consolidation or into which Lessee is merged, or the Person which acquires by conveyance, transfer or lease of substantially all of the stock or assets of Lessee as an entirety, shall be a Solvent corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to Lessor an agreement containing an effective assumption by such successor, transferee or lessee corporation of the due and punctual performance and observance of each covenant and condition of this Agreement; provided any conveyance, transfer or lease of substantially all of its stock or assets shall not release Lessee from its obligations under this Agreement, which obligations shall at all times remain primary and direct;

                    (B)  immediately prior to and after giving
          effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                    (C)  immediately after giving effect to such
          transaction, the consolidated tangible net worth (computed on the same basis as the Consolidated Tangible Net Worth) of the corporation formed by such consolidation or into which Lessee is merged or the Person which acquired by conveyance, transfer or lease substantially all the stock or assets of Lessee as an entirety, as the case may be, shall not be less than one hundred percent (100%) of the Consolidated Tangible Net Worth of Lessee as reflected in the then most recent financial statement furnished by Lessee pursuant hereto prior to such consolidation, merger, conveyance, transfer or lease; and

                    (D)  Lessee shall have delivered to Lessor a
          certificate signed by an officer, who may be the President, any Vice President, the Chief Executive Officer or the Chief Financial Officer, stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause 14(c)(ii)(A) above comply with the requirements of this
          Section 14(c) and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger in which Lessee is not the surviving corporation, or any conveyance, transfer or lease of substantially all the stock or assets of Lessee as an entirety, in each case in accordance with this Section 14(c), the successor corporation formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for (but without release of Lessee from any of its obligations hereunder with respect to any conveyance, transfer or lease of substantially all the stock or assets of Lessee as an entirety), and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation had been named as a Lessee herein.

     SECTION 15. Liens; Permitted Contests. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any item of Equipment, or Lessor's title (or Lessee's title) thereto, except the following (collectively, the "Permitted Liens"): (a) any Lien granted to Lessor hereunder or granted or placed thereon by Lessor as a result of an assignment pursuant to Section 14(b) hereof, (b) any Lien resulting from an independent act of or claim against Lessor which does not result from, arise out of or relate to the manufacture, acquisition, ownership, operation, repair, maintenance, storage, usage or leasing of such item of Equipment or this Agreement or any Lease Supplement or any Default or Event of Default, (c) any Lien for Taxes or Other Impositions either not yet delinquent or which are the subject of a Permitted Contest, and (d) any materialmen's, mechanics', workmen's, repairmen's or employees' lien or any other like Lien arising in the ordinary course of business, which is not delinquent or the subject of a Permitted Contest. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep each item of Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor, any such Lien not excepted above if the same shall arise at any time. Lessee will maintain each Lien on the Equipment granted hereunder in favor of Lessor as a first priority, perfected security interest. Lessee will notify Lessor and any Assignee in writing promptly upon becoming aware of any Taxes or Other Impositions or other Lien (other than any Lien excepted above) that shall attach to any item of Equipment and of the full particulars thereof.

     Lessee shall pay, and save Lessor harmless against, any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and shall promptly after the final settlement, compromise or determination (including any appeals) of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

     SECTION 16.  Loss, Damage or Destruction.

          (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Equipment, however caused or occasioned, such risk to be borne by Lessee with respect to the Equipment from the Acceptance Date therefor, and continuing until the Equipment has been delivered in accordance with the provisions of Section 6 hereof or has been purchased by Lessee or a third party in accordance with the provisions of Sections 5 or 29 hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Agreement, including, without limitation, the obligation to make Payments.

          (b) Event of Loss with Respect to Equipment. (i) Upon the occurrence of an Event of Loss with respect to any item of Equipment during the Term, Lessee shall forthwith (and in any event within ten (10) days after such occurrence) give Lessor written notice of such Event of Loss and of its election to perform one of the following options (it being agreed that if Lessee shall not have given Lessor notice of such election within such ten (10) days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following clause (B)), provided that Lessee shall not have the right to select the option set forth in the following clause (A) if a Default or Event of Default shall have occurred and be continuing and in such circumstance shall be deemed to have selected the option set forth in the following clause (B):

          (A) As promptly as practicable, and in any event within thirty (30) days of the occurrence of such Event of Loss, Lessee shall convey or cause to be conveyed to Lessor pursuant to Section 16(b)(ii), and to be leased by Lessee hereunder in replacement for such item of Equipment, a replacement item (the "Replacement Item"), such Replacement Item to be free and clear of all Liens (other than Permitted Liens) and to have a value and utility at least equal to, and be in as good operating condition as, the item of Equipment with respect to which such Event of Loss occurred, assuming such item of Equipment was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; provided that, if Lessee shall not perform its obligation to effect such replacement under this clause (A) during the period of time provided herein, then Lessee shall promptly give notice to Lessor, and shall be deemed (whether or not Lessee shall have so given such notice) to have elected to perform the option set forth in clause (B) below by the date and pursuant to the terms specified in said clause. (Notwithstanding such Event of Loss, Lessee's obligation to pay Basic Payments shall continue.)

          (B) On the Casualty Loss Value Date next following the earlier of thirty (30) days after the occurrence of such Event of Loss and the date of receipt of insurance proceeds in respect of such occurrence, Lessee shall pay Lessor the sum of (i) the Termination Value (computed as of the Casualty Loss Value Date next following the date of such Event of Loss) for all the Equipment then subject to the Event of Loss, plus (ii) all accrued and unpaid Basic Payments (and/or any pro rata portion thereof) owing for all Basic Payment Periods (and/or any pro rata portion thereof) prior to such Casualty Loss Value Date, plus (iii) all Supplemental Payments then accrued and unpaid or due and owing. Upon payment in full of amounts specified in clauses
     (i) through (iii) of the preceding sentence, (A) the obligation of Lessee to pay Basic Payments hereunder, with respect to such item of Equipment for all Basic Payment Periods commencing after the occurrence of such Event of Loss shall terminate, (B) the Term shall end with respect to such item of Equipment, and (C) Lessor shall transfer to Lessee, or Lessee's designee, its title to such item of Lessor Titled Equipment consistent with the settlement terms of Section 29(e) hereof.

           (ii) Conveyance of Replacement Equipment. Prior to or at the time of any conveyance of a Replacement Item, Lessee, at its own expense, will furnish, or cause to be furnished, to the Lessor the following documents (in form and substance satisfactory to Lessor) which shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the date of such conveyance:

                    (A)  with respect to any such Replacement
          Item, a full warranty bill of sale and Uniform Commercial Code financing statements and such other evidence of title as Lessor or its counsel may reasonably request;

                    (B) a supplement to this Agreement, and if a Permitted Sublease is in force and effect to such Permitted Sublease, in each case covering such Replacement Item, duly executed by Lessee and the sublessee under the Permitted Sublease, if any;

                    (C)  such evidence of compliance with the
          insurance provisions of this Agreement with respect to such Replacement Item, as Lessor may reasonably request, including an independent insurance broker's report (stating the opinion of such insurance broker that such insurance complies with the terms of this Agreement) with certificates of insurance; and

                    (D)  such other documents and evidence with
          respect to Lessee as Lessor or its counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this
          Section 16(b), the taking of all corporate proceedings in connection with and compliance with the conditions set forth in this Section 16(b), in each case in form and substance satisfactory to Lessor.

      Upon full compliance by Lessee with the terms of this
Section 16(b), Lessor shall convey to Lessee in its individual capacity, at Lessee's cost and expense, all of Lessor's right, title and interest, as-is, where-is, without recourse or warranty, express or implied, in and to such replaced item of Lessor Titled Equipment, with respect to which Event of Loss occurred. No Event of Loss with respect to an item of Equipment under the circumstances contemplated by the terms of this Section 16(b) shall result in any reduction in Basic Payments or Lessee's obligation to pay Basic Payments hereunder.

     Lessee further agrees to take such further action as Lessor may reasonably request with respect to such Replacement Item to perfect the interest of Lessor in such Replacement Item.

          (c) Application of Other Payments Upon Event of Loss. Any payments for damages to the Equipment (including, without limitation, insurance proceeds) received at any time by Lessor or by Lessee from any insurer, governmental authority or other party as a result of the occurrence of an Event of Loss will be applied as follows: (i) any such payments received at any time by Lessee shall be promptly paid to Lessor for application pursuant to the following provisions of this Section 16(c); (ii) so much of such payments as shall not exceed the amounts required to be paid by Lessee pursuant to Section 16(b) hereof shall be applied in reduction of Lessee's obligation to pay such amount, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount, unless a Default or an Event of Default shall have occurred and be continuing; and (iii) the balance, if any, of such payments remaining thereafter shall be paid to or retained by Lessee, unless a Default or an Event of Default shall have occurred and be continuing.

          (d) Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any insurer, governmental authority or other party with respect to any condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, any item of the Equipment not constituting an Event of Loss, will be applied (if no Default or Event of Default shall have occurred and be continuing) directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 11 and 12 hereof, if not already paid by Lessee, or if already paid by Lessee and if no Default or Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections 11 and 12 with respect to such loss or damage shall be paid to or retained by Lessee.

     SECTION 17.  Insurance.

          (a)  Coverage.  Lessee shall:

            (i) maintain property damage insurance for the Equipment in an amount not less than Termination Value for all property damage and loss including, without limitation, loss, vandalism, malicious mischief, damage from fire, and normal extended coverage perils customarily included in policies available with respect to property comparable to the Equipment;

           (ii) maintain comprehensive general public liability, including blanket contractual, personal injury, property damage and loss of use of property of others, insurance applicable to the Equipment in such amounts usually carried by Lessee but in any event with a combined single limit of not less than Termination Value or such other amount as is mutually agreed to by Lessee and Lessor, as such agreement shall be reflected in the Lease Supplement applicable to certain Equipment; and

          (iii) maintain such other insurance with respect to the Equipment in such amounts and against such insurable hazards as is usually carried by Lessee, but any loss of the type customarily covered by the policies described in Sections 17(a)(i) and (ii) whether actually covered in whole or in part by such policies, shall be the responsibility of Lessee and the absence of such coverage shall not relieve Lessee from any of its obligations under any of the documents or agreements related to the Overall Transaction.

     All insurance policies carried in accordance with this
Section 17(a) (excepting any self-insurance permitted under this Agreement) shall be maintained with insurers of recognized responsibility and standing in the industry.

     Any insurance policies carried in accordance with this
Section 17 shall be subject only to (A) exclusions of the sort existing in the insurance policies in effect on the Acceptance Date and (B) deductible amounts and/or retentions not in excess of $100,000 per occurrence with respect to comprehensive general public liability insurance and $10,000 per occurrence with respect to property insurance.

     Notwithstanding anything to the contrary in this Section 17,
(i) Lessee shall at all times maintain insurance with respect to the Equipment in accordance with its standard corporate minimum practice with respect to other similar equipment and (ii) any loss of the type customarily covered by the policies described in Sections 17(a), whether actually covered in whole or in part by such policies, shall be the responsibility of Lessee and the absence of such coverage shall not relieve Lessee from any of its obligations under any of the documents or agreements related to the Overall Transaction.

          (b) Policy. Any insurance policy maintained by Lessee pursuant to Section 17(a) hereof (excepting any self-insurance permitted under this Agreement) shall:

            (i) specify Lessor, as its interest may appear, as a loss payee with respect to property damage insurance and as an additional insured with respect to liability insurance;

           (ii) include effective waivers by the insurer of all claims for insurance premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments against Lessor;

          (iii) provide that in respect of the interests of Lessor such policies shall not be invalidated by any action or inaction of Lessee or any other Person (except for nonpayment of premiums, in which case Lessor shall receive at least thirty (30) days prior written notice of such nonpayment from the respective insurance carriers prior to the invalidation of any insurance coverage referenced hereunder) and shall insure the rights and interests of Lessor regardless of, and any claims for losses shall be payable notwithstanding:

                    (A)  any act of negligence, including,
          without limitation, any breach of any condition or warranty in any policy of insurance, by Lessee, Lessor or any other Person;

                    (B)  the use of the Equipment for purposes
          more hazardous than permitted by the terms of the policy;

                    (C)  any foreclosure or other proceeding or
          notice of sale relating to the Equipment; or

                    (D)  any change in the title to or ownership
          of the Equipment;

           (iv) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of Lessor under any other insurance policies covering a loss that is also covered under the insurance policies maintained by Lessee pursuant to this Section 17 and shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

            (v) provide that any material adverse change therein shall not be effective as to Lessor until at least thirty (30) days after receipt by Lessor of written notice thereof and provide that any cancellation thereof shall not be effective as to Lessor until receipt by Lessor of written notice of cancellation at thirty (30) days before the effective date of cancellation;

           (vi)     waive any right of subrogation of the
     insurers against Lessor and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor;

          (vii) provide that the whole or any part of the right, title and interest of Lessor or Lessee therein may be assigned; and

          (viii) subject to Section 17(a) hereof, be reasonably satisfactory to Lessor in all other material respects.

          (c) Evidence of Insurance. Lessee shall deliver to Lessor by the Acceptance Date for each item of the Equipment certificates of insurance evidencing the provisions described in Sections 17(a) and 17(b)(i-vii) hereof executed by the insurer or its duly authorized agent.

          (d) Annual Insurance Certificate. By the annual anniversary of the Acceptance Date for each item of the Equipment of each year commencing with January 27, 1995, and within thirty
(30) days after any material adverse change (including, without limitation, any material increase in deductible and/or retention amounts) in the information set forth in the certificates provided pursuant to Section 17(c) hereof, Lessee shall deliver to Lessor a certificate of insurance with respect to the same items as described in Section 17(c).

     SECTION 18. General Tax Indemnity. Lessee hereby assumes liability for, and does hereby agree, whether or not any of the transactions contemplated hereby are consummated, to indemnify, protect, save, defend, exonerate, pay and hold harmless Lessor, each Assignee and each of their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party may be referred to herein as an "Indemnified Party") on an after-tax basis (at the then highest marginal federal and applicable state, local and foreign income tax rates) from, any and all federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest therein (herein called "Taxes or Other Impositions") howsoever imposed, whether levied or imposed upon or asserted against an Indemnified Party, Lessee or the Equipment by any federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, (b) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, delivery, leasing, re-leasing, subleasing, possession, use, operation, maintenance, storage, registration or re-registration, titling or re-titling, licensing or re-licensing, documentation, removal, return, sale (including, without limitation, sale to Lessee by an Indemnified Party pursuant to the terms hereof) or other applications or dispositions thereof, (c) the payments, receipts or earnings arising from the Equipment, or (d) this Agreement, any document, instrument, agreement or contract entered into in relation hereto or otherwise in relation to the Equipment or any payments payable by Lessee or to an Indemnified Party hereunder or pursuant to any document, instrument, agreement or contract entered into in relation hereto or otherwise in relation to the Equipment; provided, however, that the foregoing indemnity shall not apply to any taxes imposed solely as the result of the gross negligence or willful misconduct of an Indemnified Party or to the extent based upon or measured by an Indemnified Party's net income or gross receipts, which gross receipts tax is in the nature of a tax on net income (unless such tax is a Covered Income Tax as hereinafter defined), and which are imposed or levied by any federal, state or local taxing authority in the United States. For purposes of this Agreement, a "Covered Income Tax" shall mean an income tax (including, without limitation, a tax imposed upon gross income or receipts) imposed on an Indemnified Party by any state or local taxing authority (excluding the United States federal government) in whose jurisdiction, an Indemnified Party (including, without limitation, for this purpose all entities with which it is combined, integrated or consolidated in such taxing authority's jurisdiction) would not engage in business, would not maintain an office or other place of business, and would not otherwise be located therein, but for an Indemnified Party's role in the Overall Transaction, with respect to the Equipment, its manufacture, construction, ordering, purchase, acceptance or rejection, ownership, delivery, leasing, re-leasing, subleasing, possession, use, operation, maintenance, storage, registration or re-registration, titling or re-titling, licensing or re-licensing, documentation, removal, return, sale (including, without limitation, sale to Lessee by an Indemnified Party pursuant to the terms hereof) or other applications or dispositions thereof, or the presence of Lessee in such jurisdiction.

     Each Indemnified Party shall furnish Lessee with copies of any requests for information received by such Indemnified Party from any taxing authority relating to any Taxes or Other Impositions with respect to which Lessee is required to indemnify hereunder, and if a claim is made against such Indemnified Party for any such Taxes or Other Impositions, with respect to which Lessee is liable for a payment or indemnity hereunder, such Indemnified Party shall give Lessee notice in writing at least 30 days (or if such Indemnified Party receives notice of such claim within 30 days of the date a response is required, promptly upon such receipt) prior to the expiration of the time period for responding to such claim. Lessee may, at its sole cost and expense, either in its own name or in the name of such Indemnified Party, contest the validity, applicability or amount of any such Taxes or Other Impositions by means of a Permitted Contest; provided, however, that Lessee shall not be entitled to pursue such a Permitted Contest without Lessor's prior written consent (i) beyond the first level of appellate review or (ii) if the contested amount is greater than $250,000.00. In all cases except those expressly described in the proviso to the immediately preceding sentence, an Indemnified Party shall have the absolute right in its sole discretion to terminate any Permitted Contest. Lessee shall pay, and save such Indemnified Party harmless against, any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and shall promptly after the final settlement, compromise or determination (including, without limitation, any appeals) of such Permitted Contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. If an Indemnified Party shall obtain a refund of any amount paid by Lessee pursuant to this Section 18, such Indemnified Party shall pay to Lessee the amount of such refund, together with the amount of any interest actually received by Lessor on account of such refund. Lessee will promptly notify the appropriate Indemnified Party of all reports or returns required to be made with respect to any Taxes or Other Impositions with respect to which Lessee is required to indemnify hereunder, and will promptly provide such Indemnified Party with all information necessary for the making and timely filing of such reports or returns by such Indemnified Party. If an Indemnified Party requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by such Indemnified Party, and shall forward the same, together with immediately available funds for payment of any Taxes or Other Impositions due, to such Indemnified Party, at least 10 days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish an Indemnified Party with copies of all paid receipts or other appropriate evidence of payment for all Taxes or Other Impositions paid by Lessee pursuant to this Section 18. The provisions of this Section 18 and all of the indemnities and obligations of Lessee contained in this Section 18 shall apply to the Equipment and each component thereof and shall apply from the date of execution of this Agreement and shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement or any other documents, instruments, agreements or contracts entered into in relation hereto or otherwise in relation to the Equipment or any component of the Equipment and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party.

     SECTION 19. General Indemnity. Lessee hereby assumes liability for, and does hereby agree, whether or not any of the transactions contemplated hereby are consummated, to indemnify, protect, save, defend, exonerate, pay and hold harmless each Indemnified Party on a net after-tax basis (at the then highest marginal federal and applicable state, local and foreign income tax rates) from and against any and all obligations, fees, liabilities, losses, interest, damages, punitive damages, penalties, fines, claims, demands, actions, suits, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses (including, without limitation, such legal fees and expenses incurred in connection with the enforcement of this Agreement or any other Transaction Document), of every kind and nature whatsoever imposed on, incurred by, or asserted against any Indemnified Party, in any way relating to or arising out of (a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, delivery, leasing, re-leasing, subleasing, possession, use, operation, maintenance, storage, registration or re-registration, titling or re-titling, licensing or re-licensing, documentation, removal, return, sale (including, without limitation, sale by an Indemnified Party to Lessee pursuant to the terms hereof) or other applications or dispositions thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any Person, (ii) patent or latent defects in the Equipment (whether or not discoverable by Lessee or any Indemnified Party), (iii) any claims based on strict liability in tort or otherwise, (iv) any claims based on patent, trademark or copyright infringement, and (v) any claims based on liability arising under the applicable environmental or noise or pollution control law or regulation, (b) any failure on the part of Lessee to perform or comply with any of the terms of this Agreement or any document, instrument, agreement or contract entered into in relation hereto or otherwise in relation to the Equipment but excluding any claim based upon any failure on the part of an Indemnified Party to comply with its obligations under this Agreement or any document, instrument, agreement or contract entered into by such Indemnified Party in relation hereto or otherwise in relation to the Equipment or (c) any claims, encumbrances, security interests, liens or legal processes regarding such Indemnified Party's title to or interest in the Equipment. Lessee shall not be required to indemnify any Indemnified Party for any claims resulting from acts which would constitute the willful misconduct or gross negligence of such Indemnified Party. Lessee shall give each Indemnified Party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnified Party is or is reasonably likely to be entitled to indemnification hereunder. The indemnification provided in this Section 19 shall specifically apply to and include claims or actions brought by or on behalf of employees of Lessee and Lessee hereby expressly waives, as against any Indemnified Party, any immunity to which Lessee may otherwise be entitled under any industrial or worker's compensation laws. Lessee shall promptly upon request of any such Indemnified Party (but in any event within 15 days of such request) reimburse such Indemnified Party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an Indemnified Party's rights in any matter with respect to which Lessee has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section
19. In case any action, suit or proceeding is brought against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnified Party. Lessee may, and upon such Indemnified Party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnified Party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding. The provisions of this Section 19, and all of the indemnities and the obligations of Lessee under this Section 19, shall apply to the Equipment and each component thereof and shall apply from the date of the execution of this Agreement and shall survive the expiration or earlier termination of this Agreement and all documents, instruments, agreements and contracts entered into in relation hereto or otherwise in relation to the Equipment or any component of the Equipment and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party

     SECTION 20. NO WARRANTIES. LESSOR LEASES THE EQUIPMENT TO LESSEE ON AN AS-IS, WHERE-IS BASIS AND EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT LESSOR EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE EQUIPMENT, THE DESIGN OR CONDITION OF EQUIPMENT, ITS MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO, OR ANY OTHER MATTER CONCERNING, ANY ITEM OF THE EQUIPMENT OR THE FINANCING THEREOF (WHICH DISCLAIMER LESSEE HEREBY ACKNOWLEDGES). LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING, WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY ANY ITEM OF THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN ANY ITEM OF THE EQUIPMENT, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF ANY ITEM OF THE EQUIPMENT OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE ANY ITEM OF THE EQUIPMENT FOR ANY REASON WHATSOEVER. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as all of the Equipment described in a particular Lease Supplement shall be subject to this Agreement and Lessee shall be entitled to possession of the Equipment hereunder, Lessor authorizes Lessee, at Lessee's sole expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on any item of Equipment; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

     SECTION 21.  Lessee's Representations, Warranties and
Covenants. Lessee hereby represents, warrants and covenants to Lessor that:

          (a) Due Organization and Existence. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is qualified to do business in each jurisdiction in which such qualification is necessary in order for Lessee to carry on its business and to perform its obligations hereunder, and is in good standing under the laws of each jurisdiction in which the failure to be in good standing would have a material adverse effect on the condition (financial or otherwise) of Lessee;

          (b) Power and Authority. Lessee has the corporate power and authority to execute and perform this Agreement and the other Transaction Documents to which Lessee is a party and to lease the Equipment hereunder, and has duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents to which Lessee is a party;

          (c) Due Authorization. The leasing of the Equipment from Lessor by Lessee, the execution and delivery by Lessee of this Agreement and each Transaction Document to which it is a party, and the compliance by Lessee with the terms hereof and thereof, and the payment and performance by Lessee of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's articles of incorporation, by-laws or of any provisions of any agreements relating to shares of the capital stock of Lessee, and (iii) will not violate or constitute a breach of any provisions of law applicable to Lessee, any order, writ, injunction, decree, determination or award of any court or other agency of government applicable to Lessee, or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or the Guarantor or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time) a default under any such indenture, agreement or any instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets;

          (d) Enforceability. This Agreement, each Lease Supplement and every other Transaction Document have been (or in the case of future Lease Supplements, will be) executed by the duly authorized officer or officers of Lessee and delivered to Lessor and constitute (or in the case of future Lease Supplements, will constitute) the legal, valid and binding obligation of Lessee, enforceable in accordance with its terms;

          (e)  No Consents.  Except as set forth in subsection
(g) below, neither the execution and delivery of this Agreement, or any other Transaction Document by Lessee nor the payment and performance by Lessee of all of its obligations hereunder and thereunder, nor the sale of the Equipment by any Seller to Lessor for the purpose of leasing the same to Lessee under this Agreement requires the consent or approval of, the giving of notice to, the registration, filing or recording with or the taking of any action that has not already been taken and completed in respect of, any federal, state, local or foreign government or governmental authority or agency;

          (f) No Liens. No mortgage, deed of trust, or other Lien (other than the Lien granted to Lessor hereunder) which now covers or affects, or which may hereafter cover or affect, any property, or interest therein of Lessee, now attaches or hereafter will attach to any item of Equipment, or in any manner affects or will affect adversely Lessor's rights and interests therein;

          (g) Perfection of Security Interest. Except for the filing of Uniform Commercial Code financing statements with the filing offices referenced in Exhibit B, no further action, including any filing or recording of any document (including, without limitation, any additional financing statements under
Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary in order to establish and perfect Lessor's title to and interest in, the Equipment as against Lessee or any third parties in any applicable jurisdiction;

          (h) Financial Statements. All balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to the Lessee (and its Subsidiaries) (i) are complete and correct in all material respects, (ii) accurately present the financial condition of the Lessee (and its Subsidiaries) on the dates for which, and the results of their respective operations for the periods for which, the same have been furnished and (iii) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; all balance sheets disclose all known material liabilities, direct and contingent, as of their respective dates, and there has been no change in the condition of Lessee (and its Subsidiaries), financial or otherwise, since the date of the most recent financial statements delivered to Lessor with respect to the Lessee (and its Subsidiaries), other than changes in the ordinary course of business, none of which changes, either separately or in the aggregate, has been materially adverse;

          (i) No Litigation. There is no litigation or any other proceedings now pending or, to the knowledge of Lessee, threatened, against or affecting Lessee, in any court or before any regulatory commission, board or other administrative governmental agency which would directly or indirectly adversely affect or impair the title and interest of Lessor in and to the Equipment, or which, in the reasonable opinion of Lessee's management, is likely to affect materially and adversely, the business, properties, operations or condition of Lessee (financial or otherwise), other than as disclosed in Lessee's consolidated financial statements;

          (j) Income Tax Return. Lessee has filed all United States income tax returns which are required to be filed, and has paid, or made provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Lessee, except such taxes, if any, as are being contested by means of a Permitted Contest;

          (k) ERISA. The Lessee has not entered into the Overall Transaction, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or related trust to which it is a party in interest, all within the meaning of the ERISA and the Code;

          (l) Investment Company. Lessee is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

          (m) Taxes. All sales, use, documentation or similar taxes, fees or other charges due and payable prior to or as of the date of each Lease Supplement shall be paid prior to or as of the date of each Lease Supplement to the extent such are in connection with the sale to and purchase by Lessor of the Equipment or the leasing of the Equipment by Lessor to Lessee;

          (n) No Offer to Sell or Assign. Lessee has not offered any interest in this Agreement, the Payments, or the Equipment or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Lessor;

          (o)  Invoices.  In connection with each Lease
Supplement, Lessee shall deliver or cause to be delivered to Lessor true, correct and complete copies of all purchase agreements, offering documents and invoices for the Equipment;

          (p) Adverse Contract. Lessee is not a party to, or bound by, any contract, agreement or instrument or subject to any corporate restriction that would conflict with this Agreement or any other Transaction Document or a breach of which would likely have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of Lessee;

          (q) Misrepresentation. Neither this Agreement nor any other Transaction Document contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such Transaction Documents not misleading;

          (r)  Solvency.  Lessee is Solvent and it will remain
Solvent after giving effect to its entering into this Agreement and each other Transaction Document to which it is a party and carrying out any of the Overall Transaction;

          (s) Equipment Representations, Warranties and Indemnities. Lessee is not a party to, or a beneficiary of, any contract, agreement or other document providing for any representation, warranty, covenant or indemnity relating to the Equipment and effective subsequent to the date hereof, and Lessee shall promptly notify Lessor in writing if Lessee hereinafter becomes such a party or a beneficiary;

          (t) Chief Executive Office. The chief executive office of Lessee is located at 8100 Denmark Road, Charlotte, North Carolina 28273 and has been located at such address for no less than the four (4) months prior to the date hereof; and

          (u) Trade Names. Lessee has not, and does not, use any trade name or any other name in the conduct of its business except for (i) its name set forth on the signature page hereof and (ii) the names listed on Exhibit C attached hereto.

     SECTION 22. Events of Default. Any of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) Payment. Lessee shall fail to make (i) any Basic Payments within five (5) days after verbal or written notice to Lessee (as Lessor may elect in its sole discretion) that the same is due and payable or (ii) any Supplemental Payment within ten
(10) days after receipt of written notice to Lessee that the same is due and payable; or

          (b) Certain Covenants. Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 6, 8, 14(a), 14(c), 15, 17 or 29 hereof; or

          (c) Other Covenants. Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Agreement, or in any agreement or certificate furnished to Lessor in connection herewith, and such failure shall continue unremedied for thirty
(30) days after written notice to Lessee specifying such failure and demanding the same to be remedied; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty (30) day period but is curable with future due diligence, there shall exist no Event of Default under this Section 22 for such further time, not to exceed sixty (60) days, as may reasonably be required to effect such cure, so long as Lessee is proceeding with due diligence to cure such failure; or

          (d) Default under Other Documents - Lessee. Lessee shall be in default under any of the Transaction Documents to which it is a party or with respect to any of the representations, warranties, covenants or other provisions set forth in that certain Amended and Restated Loan Agreement dated as of December 16, 1994 (as the same may be amended, modified, extended, replaced or substituted from the date hereof until the final Basic Payment Date under the respective Lease Supplements, the "Loan Agreement") among Lessee, CHW Corporation, Wachovia Bank of North Carolina, N.A. and NationsBank of North Carolina, N.A. (now known as NationsBank, N.A. (Carolinas)), as agent for such lenders; provided, however, that (i) in the event the Loan Agreement shall be refinanced or replaced by another credit agreement, then so long as the Bank shall be a party thereto, the representations, warranties, covenants and other provisions hereunder shall be amended, and deemed to be replaced by, those representations and warranties, covenants and other provisions contained in such replacement credit agreement and (ii) if the Loan Agreement is replaced and the Bank is not a party to such replacement credit agreement or the Loan Agreement is terminated and not replaced, then the representations, warranties, covenants and other provisions shall be as provided herein as of the date of such replacement or termination; or

          (e) Bankruptcy; Insolvency - Lessee. Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days; or any petition for the relief, reorganization or arrangement of Lessee or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee shall be filed by or against Lessee and, if filed against Lessee shall be consented to or be pending and not dismissed for a period of sixty (60) days; or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee; or any execution or writ of process shall be issued under any action or proceeding against Lessee whereby any item of Equipment may be taken or restrained; or Lessee's corporate existence shall cease; or Lessee shall, without Lessor's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or, except as expressly permitted hereby, consolidate or merge with any other entity, or engage in any form of corporate reorganization; or

          (f) Misrepresentation - Lessee. Any material representation, warranty, statement or certification made by Lessee under this Agreement or in any other Transaction Document to which Lessee is a party or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto) shall prove to be untrue or incorrect when made in any material respect, or shall be breached in any material respect.

     SECTION 23. Remedies Upon Default. Upon the occurrence of any Event of Default, Payments hereunder may be accelerated at Lessor's sole election without further action and at any time thereafter so long as the same shall be continuing, Lessor may exercise one or more of the following remedies with respect to the Equipment or any part thereof as Lessor in its sole discretion shall elect:

          (a) Return of Equipment. Lessor may cause Lessee, upon the demand of Lessor and at Lessee's expense, to, and Lessee shall, promptly return the Equipment (or any item thereof) as Lessor may demand to Lessor at such location, in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 6 hereof as if the Equipment were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Equipment is located or believed to be located and take immediate possession of and remove the Equipment (or any items thereof) without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason for such entry or taking possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (b) Sell, Use, Lease or Otherwise Employ Equipment. Lessor may, by the exercise of its rights under Section 35 hereof or otherwise, (i) sell or otherwise dispose of the Equipment, at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine or (ii) hold, use, operate, lease to others or keep idle all or any part of the Equipment as Lessor, in its sole discretion, may determine, in the case of (i) or (ii) of this Section 23(b) free and clear of any rights of Lessee except as hereinafter set forth in this
Section 23 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto except to the extent required by Section 23(d) hereof in the event Lessor elects to exercise its rights under said Section 23(d) in lieu of its rights under Section 23(b) hereof;

          (c) Excess of Termination Value over Fair Market Sales Value. Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Sections 23(a) or (b) hereof with respect to the Equipment, Lessor, by notice to Lessee specifying a payment date not earlier than the next Basic Payment Date, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payments for the Equipment due after the specified payment date), any Payments with respect to the Equipment due on or before or accrued as of such payment date plus an amount equal to the excess, if any, of (i) the Termination Value for all the Equipment, determined as of such payment date over (ii) the Fair Market Sales Value for all the Equipment, computed as of the payment date specified pursuant to this Section 23(c), together with interest, to the extent permitted by applicable law, at the Overdue Rate on such Payments and the amount of such excess, if any, from such payment date specified pursuant to this Section 23(c), to the date of actual payment of all such Payments and other amounts;

          (d) Excess of Termination Value over Sales Proceeds. In the event Lessor, pursuant to Section 23(b) hereof, shall have sold the Equipment, Lessor in lieu of exercising its rights under
Section 23(c) hereof with respect to the Equipment, may, if it shall so elect, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payments for the Equipment due after the date on which such sale occurs), any Payments with respect to the Equipment due on or before or accrued as of such date of sale, plus the amount of any deficiency of the net proceeds of such sale below the Termination Value of all the Equipment, determined as of the date of such sale, together with interest, to the extent permitted by applicable law, at the Overdue Rate on all such Payments and the amount of such deficiency from the date of such sale to the date of actual payment of all such Payments and other amounts; or

          (e) Rescission. Rescind this Agreement as to the Equipment or exercise any other right or remedy which may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

     In addition, Lessee shall be liable for any and all Supplemental Payments due hereunder before or after any termination hereof, including all costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of the Equipment in accordance with the terms of Section 6 hereof or any appraisal of the Equipment. At any sale of the Equipment, Lessor may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this
Section 23 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor, otherwise than in accordance with the provisions of this Section 23, to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages or otherwise to limit or modify any of Lessor's rights or remedies under this Section 23.

     SECTION 24. Lessor's Right to Perform for Lessee. If Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 25 hereof, shall, if not paid by Lessee to Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder.

     SECTION 25. Late Charges. Lessee shall pay to Lessor, upon demand, to the extent permitted by applicable law, interest on any Basic Payment not paid when due, and on any Supplemental Payment or other amount payable under this Agreement which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the Overdue Rate.

     SECTION 26. Further Assurances. Lessor and Lessee agree to cooperate in good faith and to execute and deliver such documents and further assurances consistent with and in clarification of the characterization and intent of the parties with respect to the Overall Transactions.

     SECTION 27. Transaction Costs, Fees and Expenses. Lessee shall pay all out-of-pocket costs, fees and expenses of Lessor and Lessee in connection with the negotiation, preparation, execution, delivery and enforcement of the Transaction Documents (and all amendments, modifications and supplements thereto in connection with each Acceptance Date after the date hereof) and all other such costs, fees and expenses of Lessor and Lessee in connection with the Overall Transaction including without limitation such costs, fees and expenses (a) of Moore & Van Allen, (b) of any appraiser of the Equipment or any item thereof and (c) associated with any and all filings, searches and recordations necessary or appropriate in connection with the Transaction Documents or the Overall Transaction.

     SECTION 28. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited with a nationally recognized overnight delivery service, with the cost therefor prepaid, or in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (a) if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (b) if to any Assignee, to the address of such Assignee as such Assignee shall designate, from time to time, in writing to Lessor and Lessee.

     If to Lessor:  NationsBanc Leasing Corporation
                      of North Carolina
                    NationsBank Corporate Center
                                   100 North Tryon Street, NC1-
                    007-12-01
                    Charlotte, North Carolina  28255-0001
                    Attention: Manager of Corporate Lease
                               Administration
                    Telephone:  (704) 386-7783
                    Telecopy:   (704) 386-0892

     If to Lessee:  The Cato Corporation
                    P.O. Box 34216
                    Charlotte, North Carolina  28234
                    Attention:  Mr. V. Hollis Scott
                    Telephone:  (704) 551-7266
                    Telecopy: (704) 551-7626


     SECTION 29.  End of Term Purchase Options.

          (a) Lessee Retention/Purchase or Third Party Purchase. If this Agreement shall not have been earlier terminated with respect to the Equipment specified in a particular Lease Supplement, Lessee shall elect one of the options described in Sections 29(b or c) hereof upon written notice to Lessor delivered not later than 120 days prior to the final day of the Term for such Equipment; provided, that Lessee shall be deemed to have elected the option described in Section 29(b) hereof if Lessor does not receive such notice within the time periods specified in the preceding clause; provided, further that (x) Lessor shall not be bound by Lessee's election of the option described in Section 29(c) hereof unless an officer of Lessee certifies to Lessor that the Equipment is obsolete or surplus to its needs and (y) Lessor shall not be bound by Lessee's election of the option described in Section 29(c) hereof if a Default or Event of Default is continuing at the Expiration Date; provided, further that such election by Lessee once made shall be irrevocable.

          (b) Lessee's Retention/Purchase. On the Expiration Date, Lessee shall retain all (but not less than all) of the Lessee Titled Equipment and shall purchase all (but not less than all) of the Lessor Titled Equipment referenced in the particular Lease Supplement. Lessee shall pay Lessor an amount equal to the aggregate Termination Value of all such Lessee Titled Equipment and Lessor Titled Equipment. Lessee shall also pay all other Basic Payments and Supplemental Payments then due and owing and all Sales Expenses. Lessor's sale of the Lessor Titled Equipment shall be on an as-is, where-is basis, without recourse to or warranty by Lessor and otherwise in accordance with the settlement terms of Section 29(e) hereof. If Lessee has exercised its option under this Section 29(b), but has not prior to or on the Expiration Date paid all amounts for which it is obligated under this Section 29(b), then Lessor in its sole discretion may elect to refuse to sell the Lessor Titled Equipment to Lessee and Lessee shall immediately upon the request of Lessor transfer good, marketable title to Lessor respecting the Lessee Titled Equipment pursuant to a bill of sale and other documentation reasonably satisfactory to Lessor reflecting a transfer of title regarding the Lessee Titled Equipment consistent with the obligations of Lessee hereunder to keep the Equipment free and clear of Liens, or Lessor, in its sole discretion, may exercise its rights under Section 35 hereof.

          (c) Third Party Purchase. Lessee shall solicit bona fide bids for all the Equipment referenced in a particular Lease Supplement from bona fide prospective Third Party Purchasers. If Lessee so elects and Lessor agrees, Lessor, acting as Lessee's agent, shall solicit such bona fide prospective Third Party Purchasers for all such Equipment. All bids received by Lessee or Lessor prior to the end of the Term shall be immediately certified to the other in writing, setting forth the amount of such bid and the name and address of the Person submitting such bid. If any bid is received from a bona fide prospective Third Party Purchaser for an amount in excess of the Maximum Lessor Risk Amount for all such Equipment, or if Lessor agrees in its reasonable discretion to accept a bid for less than the Maximum Lessor Risk Amount for all such Equipment, then on the Expiration Date (i) Lessor shall sell the Lessor Titled Equipment on an as-is, where-is basis, without recourse or warranty (and Lessee shall transfer the Lessee Titled Equipment pursuant to a bill of sale and other documentation reasonably satisfactory to Lessor reflecting a transfer of title regarding the Lessee Titled Equipment consistent with the obligations of Lessee hereunder to keep the Equipment free and clear of Liens), to the highest bidder, (ii) such bidder shall pay Lessor the bid amount for the all such Equipment solely for the account of Lessor and (iii) Lessee shall pay, or cause to be paid, all Basic Payments and Supplemental Payments then due and owing and all Sales Expenses. If Lessor (X) does not receive any bid in excess of the Maximum Lessor Risk Amount for all such Equipment from a bona fide prospective Third Party Purchaser and does not accept any bids received for less than the Maximum Lessor Risk Amount for all such Equipment, or (Y) does not receive the bid amount from the Third Party Purchaser on or prior to the Expiration Date, then on the Expiration Date, Lessee shall pay Lessor the Maximum Lessee Risk Amount for all such Equipment (and all amounts referenced in Section 29(c)(iii)), Lessee shall cause new verification of title to be issued in Lessor's name with respect to all such Equipment, and Lessee shall return such Equipment to Lessor in accordance with Section 6 hereof.

          (d) End of Term Adjustment. If the Net Proceeds of Sale are more than the Termination Value of all Equipment for the Expiration Date, Lessor shall, on the Expiration Date, pay Lessee an amount equal to such excess as an adjustment to the Payments payable under this Agreement, provided that Lessor shall have the right to offset against such adjustment payable by Lessor, any amounts then due and payable from Lessee to Lessor. If the Net Proceeds of Sale are less than the Termination Value for the Expiration Date or if no sale occurs, Lessee shall, on the Expiration Date pay to Lessor, an amount equal to such deficiency as an adjustment to the Payments payable under this Agreement, but in no event shall the amount Lessee is required to pay Lessor with respect to such deficiency exceed the Maximum Lessee Risk Amount for all the Equipment which has such Expiration Date.

          (e) Settlement Terms. In the event that Lessee retains or purchases any Equipment from Lessor pursuant to
Section 16(b)(i)(B) or Section 29(b) hereof, Lessor and Lessee hereby agree that the following provisions shall apply:

            (i) Representations and Warranties of Lessee. Lessee shall represent, warrant, covenant and agree with Lessor as of the date of any retention by Lessee of any Lessee Titled Equipment or any sale of Lessor Titled Equipment by Lessor to Lessee, except where specific reference is made to another date or dates, that:

                    (A)  Lessee has the full right, power and
          authority to purchase such Lessor Titled Equipment from Lessor as provided in this Agreement, to retain the Lessee Titled Equipment and to carry out Lessee's obligations under this Agreement (as such pertain to the retention or sale of such Equipment), and all requisite action necessary to authorize Lessee to enter into the purchase of such Equipment or the retention of such Equipment and to carry out Lessee's obligations with respect thereto has been, or on or before the date of any sale of such Equipment to Lessee or any retention of such Equipment by Lessee, will have been, taken;

                         (B)   Lessee acknowledges that:

                              (1)   Lessee is purchasing such
               Lessor Titled Equipment, and such Equipment shall be conveyed and transferred to the Lessee, "AS-IS, WHERE-IS, AND WITH ALL FAULTS AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY RECOURSE OR WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF LESSOR", provided, that Lessor shall represent that it has not voluntarily incurred any Liens on such Lessor Titled Equipment other than Liens provided for in the Transaction Documents. Lessee acknowledges that it has not relied, and is not relying, on any information, document, sales brochures, or other literature, sketches, projection, pro forma, statement, representation, guarantee, or warranty (whether express or implied, or oral or written, or material or immaterial) that may have been given by, or made by, or on behalf of, Lessor;

                              (2)  Lessee shall not be entitled
               to, and should not rely on, Lessor or Lessor's agents as to (a) the quality, nature, adequacy, or physical condition of any Equipment; (b) the quality of any labor or materials relating in any way to such Equipment; or (c) the condition of title to such Equipment;

                              (3)  EXCEPT AS EXPRESSLY SET FORTH
               IN THE PROVISO IN SUBPARAGRAPH (1) ABOVE (WITH RESPECT TO VOLUNTARILY INCURRED LIENS), LESSOR HAS NOT, DOES NOT, AND WILL NOT, WITH RESPECT TO ANY EQUIPMENT, MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT NOT IN ANY WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY, OR MARKETABILITY OF SUCH EQUIPMENT; and

                              (4)  Without in any way limiting
               the generality of the preceding subparagraphs (1) through (3), Lessee specifically acknowledges and agrees that Lessee hereby waives, releases, and discharges any claim Lessee has, might have had, or may have against Lessor with respect to the condition of such Equipment, patent or latent, the actual or potential income or profits to be derived from such Equipment, and any other state of facts which exists with respect to such Equipment.

           (ii) Survival Beyond Closing. The representations and warranties of Lessee contained in this Agreement as set forth in Section 29(e)(i) shall survive the closing of the sale of any Equipment to the Lessee.

          (iii) Seller. At the sale of any Lessor Titled Equipment to Lessee, Lessor shall deliver or cause to be delivered to Lessee, at Lessee's sole cost and expense (except as provided to the contrary), a bill of sale of such Lessor Titled Equipment, duly executed by Lessor.

     SECTION 30. Federal and State Tax Consequences. It is expressly agreed that for federal and state income tax purposes the parties entered into the transaction contemplated by this Agreement intending such transaction to be characterized as a mere financing and for Lessee to be considered the owner of the Equipment for such tax purposes; provided, however, Lessor makes no representation or warranty as to the availability of such tax treatment. Consistent with this, Lessee intends to claim the cost recovery deductions associated with the Equipment, and Lessor agrees not to take an inconsistent position on its federal or state income tax returns.

     SECTION 31. Financial Information. Lessee agrees to furnish Lessor (a) as soon as available, and in any event within ninety (90) days after the last day of each fiscal year of the Lessee, (i) a copy of the consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of the end of such fiscal year, and related consolidated statements of income and retained earnings of the Lessee and its Consolidated Subsidiaries for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, or (ii) a copy of the Lessee's Form 10-K filed with the Securities and Exchange Commission for such fiscal year (if the Lessee is subject to the reporting requirements under the rules and regulations promulgated by the Securities and Exchange Commission), and (b) within forty-five (45) days after the last day of each fiscal quarter of the Lessee (except the last such fiscal quarter), (i) a copy of the consolidated balance sheet as of the end of such quarter, and statement of income covering the fiscal year to date of the Lessee and its Consolidated Subsidiaries, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of the Lessee, or
(ii) a copy of the Lessee's Form 10-Q filed with the Securities and Exchange Commission, all such other financial statements and reports as the Lessee shall send to the Securities and Exchange Commission.

     SECTION 32. Miscellaneous. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be amended, altered, waived, discharged or terminated orally, but only by an instrument in writing signed by a duly authorized officer or the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 14(a) hereof) Lessee. This Agreement may be executed in as many counterparts as shall be determined by the parties hereto when so executed, each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart. This Agreement, each Lease Supplement and each related instrument, document, agreement and certificate collectively constitute the entire agreement of Lessor and Lessee with respect to the financing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto. THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE AND LESSOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION, AND THE VENUE, OF A NORTH CAROLINA STATE OR FEDERAL COURT LOCATED IN MECKLENBURG COUNTY, NORTH CAROLINA FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. LESSEE AND LESSOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NORTH CAROLINA COURT, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURT. LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING.

     SECTION 33.  Interest Rate Calculations.  All rate
calculations made pursuant to this Agreement (including, without limitation, any calculation of a late charge, the Overdue Rate) shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     SECTION 34. Personal Property Taxes. Lessor and Lessee hereby agree that to the extent permitted by law (a) Lessee will file all returns and other appropriate documentation in regard to personal property taxes on the Equipment, (b) pay all such personal property taxes and (c) reimburse Lessor for any and all such personal property taxes previously paid by Lessor.

     SECTION 35. Power of Attorney. The Lessee hereby constitutes and appoints the Lessor its true and lawful attorney-in-fact for the limited purpose of executing all documentation deemed necessary or advisable by Lessor or its counsel in the exercise of the Lessor's remedies under this Agreement to transfer title of all Lessee Titled Equipment to Lessor or with respect to Lessor's right to retain the Equipment pursuant to
Section 29(c) hereof.

[The remainder of this page has been intentionally left blank.]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


NATIONSBANC LEASING CORPORATION
                                OF NORTH CAROLINA


                              By:________________________________
                                 Name:  George L. Robinson, Jr.
                                 Title: Vice President



                              THE CATO CORPORATION


                              By:________________________________
                                 Name:  _________________________
                                 Title:__________________________


COUNTERPART NO. _____ OF 4 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                           EXHIBIT A

       LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE NO. __

     This Lease Supplement and Acceptance Certificate is dated _______________ and is executed by NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("Lessor") and THE CATO CORPORATION, a Delaware corporation ("Lessee"), pursuant to Section 4 of the Master Equipment Lease Agreement, dated as of ________, 199__ between Lessee and Lessor (the "Agreement"). All capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

     Lessee hereby acknowledges and agrees that the equipment specified on Annex A hereto (the "Equipment") has been delivered to Lessee on or prior to the date hereof at the delivery place described below, and that, as between Lessor and Lessee, the Equipment (a) has been inspected to the complete satisfaction of Lessee, (b) is in good operating order, repair and condition, (c) is of a size, design, capacity and manufacture selected by Lessee, (d) is suitable for Lessee's purposes, (e) has been unconditionally accepted by Lessee on the date hereof, for all purposes of the Agreement, and (f) is subject to all of the terms, conditions and provisions of the Agreement. Lessee further acknowledges, agrees and certifies that Lessor has made no representation, warranty, covenant or guarantee of any type or kind, expressed or implied, with respect to the Equipment and that the insurance policies, certificates or other documents evidencing the coverages required under the Agreement have been delivered to Lessor.

     Lessee hereby leases from Lessor the Equipment upon and subject to all of the terms, conditions and provisions of the Agreement, and Lessor and Lessee further agree and state as follows:

1.   Delivery Place and Location for the Equipment:
_______________________.

2.   As of the date hereof, the Acquisition Cost is $__________.

3. The Acquisition Expiration Date for the Equipment set forth on Annex A hereto is ________________, 1995.

4.   The Basic Term for the Equipment commences on
_______________, and ends on _____________, both dates inclusive, unless sooner terminated in accordance with the provisions of the Agreement.

5.   The Basic Payment Factor is _____%.

6.   The Basic Payment Dates are ______________, ____________,
_____________ and _____________ during the Term.  Each Basic
Payment shall be payable on the last day of each Basic Payment
Period to which such Basic Period corresponds.

7. The Basic Payment for the Equipment for each quarterly period is in an amount equal to the Basic Payment Factor multiplied by the aggregate Acquisition Cost for the Equipment described in Annex A hereto.

8. The Termination Value Percentages for the Equipment during the Term are set forth on Annex B hereto.

9. This Lease Supplement and Acceptance Certificate may be executed in as many counterparts as shall be determined by the parties hereto when so executed, and each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart.

10. The liability insurance coverage referenced in Section 17(a)(ii) of the Agreement and applicable exclusively to the Equipment identified in this Lease Supplement shall be maintained in any event with a combined single limit of not less than $____________.
     IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement and Acceptance Certificate No. __ to be executed by their duly authorized representatives as of the date first above written.


NATIONSBANC LEASING CORPORATION
                                OF NORTH CAROLINA


                              By:_______________________________
                                 Name:  ________________________
                                 Title: ________________________



                              THE CATO CORPORATION

                              By:_______________________________
                                 Name:  ________________________
                                 Title: ________________________


COUNTERPART NO. _____ OF _____ SERIALLY NUMBERED MANUALLY
EXECUTED COUNTERPARTS.  TO THE EXTENT THAT THIS DOCUMENT
CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO
SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE
TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART
NO. 1.
                           Annex A to
                        Lease Supplement

              (Equipment Description and Location)


Any and all right, title and interest of Debtor in and to the equipment, fixtures and other personal property (collectively, the "Equipment") located at the sites referenced below in this Annex A, together with all accessories, equipment, parts and appurtenances pertaining or attached thereto, whether now owned or hereafter acquired, and all substitutions and renewals of any type or kind and additions, improvements, accessions and accumulations to any and all of the foregoing.

The sites referenced in the prior paragraph shall include the following:

___________________________________________
___________________________________________
___________________________________________
                           Annex B to
                        Lease Supplement

                      (Termination Value)

                                             Termination Value
     Termination Date                                Percentage
*







*Expressed as a percentage of aggregate Acquisition Cost for the Equipment described in Annex A.
                           Annex C to
                        Lease Supplement

                     (Maximum Risk Amounts)

                         Maximum Lessor           Maximum Lessee
                           Risk Amount              Risk Amount
     Risk Amount Date           Percentage  *
Percentage  *






*Expressed as a percentage of aggregate Acquisition Cost for the Equipment described in Annex A.
                           Annex D to
                        Lease Supplement

                     (Equipment Locations)
                           EXHIBIT B

                       UCC FILING OFFICES
                 [REFERENCED IN SECTION 21(G)]
                           EXHIBIT C

                          TRADE NAMES
                 [REFERENCED IN SECTION 21(U)]2